SECURITIES AND EXCHANGE COMMISSION
                                 WASHINGTON, DC 20549


                                       FORM 8-K

                                    CURRENT REPORT


                        PURSUANT TO SECTION 13 OR 15(D) OF THE
                           SECURITIES EXCHANGE ACT OF 1934



           Date of Report (Date of Earliest Event Reported) - June 17, 1996
                                                             --------------


                          GULF EXPLORATION CONSULTANTS, INC.
                      -----------------------------------------
                (Exact name of registrant as specified in its charter)



                  Delaware              0-17246           76-0243525
              ------------           ------------     ----------------
          (State or other            (Commission       (IRS Employer
           jurisdiction              file Number)      Identification
           of Incorporation)                               Number)

               10 Rockefeller Plaza, Suite 1012
               New York, New York                               10020
               -----------------------------------              -----
               (Address of principal executive offices)         (zip code)



          Registrant's telephone number,including area code-(212) 247-2120
                                                          ----------------

          1270 Avenue of the Americas, Suite 2900, New York, New York 10020
          -----------------------------------------------------------------
             (Former Name or Former Address, if changed since last report)

          ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

                    On June 17, 1996, Gulf Exploration Consultants, Inc. (the "Registrant") closed the sale of 3,954,545 shares of the Common Stock of Emerging Money Limited, the Registrant's wholly-owned subsidiary, ("Emerging Money") (comprising 72.5% of the shares outstanding after the sale) to Micron Ltd. ("Micron"), pursuant to a Subscription Agreement and Option, dated December 7, 1995 (the "Micron Subscription"), among the Registrant, Emerging Money, Micron and Minmet plc ("Minmet"). Immediately following the closing of the Micron Subscription, pursuant to the Letter Agreement (as hereinafter defined), Minmet, the principal stockholder of the Registrant, exchanged 774,048 shares (giving effect to the Reverse Split (as hereinafter defined)) of the Registrant's Common Stock (reducing its ownership interest in the Registrant to 15%) and the obligations of the Registrant to Minmet for the Registrant's remaining 27.5% interest in Emerging Money. Micron has paid the Registrant 39,546 Irish Pounds (US$ 62,293 equivalent as of December 31, 1995) and has paid on behalf of Emerging Money approximately US$ 80,000 which enabled Emerging Money to discharge certain agreed creditors. Furthermore, as a result of the Micron Subscription and upon the consummation of the Letter Agreement, the Registrant shall no longer be responsible for any present or contingent liabilities of Emerging Money. Prior to the Micron Transaction, Micron had no relationship with the Registrant or Minmet.

                    The Micron Subscription and the Letter Agreement were approved by the Registrant's stockholders at a special meeting of stockholders held on June 17, 1996 (the "Meeting") pursuant to a notice of meeting and Proxy Statement, dated June 6, 1996.

          ITEM 5.  OTHER EVENTS.

                    At the Meeting, the stockholders of the Registrant also approved the terms and conditions of a letter agreement, dated December 22, 1995 (the "Letter Agreement"), among the Registrant, Osprey Investments, Inc., formerly, DRM&S Inc. ("Osprey"), and Dennis Mensch ("Mensch"), each the holder of the Registrant's notes (the "Notes") in the principal amount of $100,000. The Letter Agreement relates to the exchange by Osprey and Mensch of the Notes for a 22% equity interest each in the Registrant's Common Stock and the aforementioned reduction in Minmet's equity interest in the Registrant in exchange for an interest in Emerging Money. The exchange of the Notes has not yet been effected.

                    Upon the closing of the transactions contemplated by the Letter Agreement, Osprey and Mensch will each own 411,630 shares of the Registrant's Common Stock (22% interest each), Minmet will own 280,657 shares of the Registrant's Common Stock (15% interest) and the remaining 767,128 shares of the Registrant's Common Stock (41% interest) will be held by the public.

                    Effective June 17, 1996, upon receiving the approval of its stockholders at the Meeting, the Registrant amended its Certificate of Incorporation to effect (i) a one-for-fifty reverse split of the Registrant's outstanding shares of Common Stock (the "Reverse Split") and (ii) the reduction in the number of authorized shares of the Registrant's Common Stock from 100,000,000 to 10,000,000 authorized shares. The amendments to the Certificate of Incorporation of the Registrant did not affect the number of authorized shares of the Registrant's Preferred Stock.

                    As a result of the Reverse Split, each certificate representing shares of Common Stock outstanding immediately prior to the Reverse Split (the "Old Shares") now represents one-fiftieth the number of shares of outstanding Common Stock (the "New Shares"). No fractional New Shares have been issued as a result of the Reverse Split. In lieu of fractional shares, each stockholder whose Old Shares are not evenly divisible by fifty have been rounded up or down to the nearest whole share, except that record holders of 25 or fewer shares will receive one New Share.

                    The amendment to the Registrant's Certificate of Incorporation is included as Exhibit 4.1.


          ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

               (c)  Exhibits.

               Exhibit
               Number    Description
               -----     ------------
               4.1       Amendment to the Registrant's
                         Certificate of Incorporation, filed
                         June 17, 1996.

                                      SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



          Date: June 18, 1996           GULF EXPLORATION CONSULTANTS, INC.
                                            (Registrant)


                                             /s/ Michael H. Nolan
                                             ------------------------------
                                                  Michael H. Nolan
                                             Chief Financial Officer
                                                 and Secretary

                                    Exhibit Index

               Exhibit
               Number    Description
               ------    ------------
               4.1       Amendment to the Registrant's
                         Certificate of Incorporation, filed
                         June 17, 1996.